                                                                EXHIBIT 4(i)(i)







                             STONE CONTAINER CORPORATION,
                                      as Issuer

                                          TO

                                THE BANK OF NEW YORK,
                                      as Trustee


                             First Supplemental Indenture

                               Dated as of May 28, 1997







                      Supplemental Indenture to Indenture Dated
                                 As of March 15, 1992

         FIRST SUPPLEMENTAL INDENTURE, dated as of May 28, 1997 (this "Supplemental Indenture") between STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 150 North Michigan Avenue, Chicago, Illinois 60601, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its Corporate Trust office at 101 Barclay Street, New York, New York 10286, United States of America.

                               RECITALS OF THE COMPANY

         The Company entered into an Indenture dated as of March 15, 1992 with the Trustee (the "Indenture") to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein generally called the "Securities"), to be issued in one or more series as in the Indenture provided.

         The Company proposes to issue a series of Securities denominated its Series B 10 3/4% Senior Subordinated Debentures due April 1, 2002 (the "Series B Debentures").

         Sections 901(7), 901(9) and 901(10) of the Indenture provide that without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof, to cure any ambiguity, defect or inconsistency or to correct or supplement any provision of the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other change that does not materially adversely affect the interests of the Holders of Securities of any series.

         The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

         All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of Series B Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Series B Debentures except as otherwise provided in the Indenture or this Supplemental Indenture, as follows:

         SECTION 1. The Indenture is hereby amended, solely with respect to the Series B Debentures, as follows:

(a) By amending Section 101 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

         "TWO YEAR TREASURY RATE", "SEVEN YEAR TREASURY RATE" and "TEN
    YEAR TREASURY RATE" mean the arithmetic averages (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of two years, seven years and ten years, respectively, for the four full weeks ending on the seventh business day prior to the Reset Date (the "Rate Determination Period") as determined from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values currently are set forth in such Statistical Release under the caption "U.S. Government Securities--Treasury Constant Maturities--2 Years," "U.S. Government Securities--Treasury Constant Maturities--7 Years" and "U.S. Government Securities--Treasury Constant Maturities--10 Years," respectively, or (ii) if said
    Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government
    Department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government Department or agency and published as set forth in (x) above.
    However, if the Two Year Treasury Rate, the Seven Year Treasury Rate or the Ten Year Treasury Rate cannot be determined as provided above, then such treasury rate shall be the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States
    Treasury fixed interest rate securities with a maturity of not less than 21 months nor more than 27 months, not less than 81 months nor more than 87 months, or not less than 117 months nor more than 123 months, respectively, from such Business Day (1) as published in THE
    WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease publication, based on average asked priced (or yields) as quoted by each of three United States Government Securities dealers of recognized national standing selected by the Company.

(b) By amending Section 101 to delete the definitions in the Indenture of "Initial Interest Rate" and "interest" and add the following definitions of those terms:

         "INITIAL INTEREST RATE", when used with respect to the Series B Debentures, means the initial rate of interest to be borne by such Series B Debentures as provided in the first paragraph of the face of the Series B Debentures, including any portion thereof attributable to the supplemental interest certificate attached thereto.

         "INTEREST", when used with respect to the Series B Debentures, means interest payable pursuant to the first paragraph of the face of the Series B Debentures, including any portion thereof attributable to the supplemental interest certificate attached thereto.

(c) By deleting current paragraph (a) of Section 1101 and adding as new paragraph (a) of Section 1101 the following:

         (a) In the event that the Company's Net Worth is below five hundred million dollars ($500,000,000) (the "MINIMUM NET WORTH") as at the end of any two consecutive fiscal quarters (the last day of the second such fiscal quarter, the "FAILURE DATE"), then (i) the interest rate on the Series B Debentures shall be reset as of the first day of the second fiscal quarter following the Failure Date (the "RESET
    DATE") to a rate per annum (the "RESET RATE") equal to the greater of
    (x) the Initial Interest Rate or (y) the sum of (A) 500 basis points and (B) the highest of the Two Year Treasury Rate, the Seven Year Treasury Rate or the Ten Year Treasury Rate, (ii) on the first
    Interest Payment Date following the Reset Date, the interest rate on the Series B Debentures, as reset on the Reset Date, shall increase by 50 basis points, and (iii) the interest rate on the Series B Debentures shall further increase by an additional 50 basis points on each succeeding Interest Payment Date. Notwithstanding anything in the foregoing, in no event shall the interest rate on the Series B Debentures at any time exceed the Initial Interest Rate by more than 200 basis points.

(d) By adding as the first sentence of Section 1202 the following:

    The Company may redeem the Series B Debentures, in whole or in part pursuant to the second paragraph of the reverse of the Series B Debentures.

(e) By amending the table of contents in the Indenture to reflect the additions described in subsections (a) through (d) of this Section 1.

    SECTION 2. The Series B Debentures shall be substantially in the form of EXHIBIT A hereto, which form is hereby incorporated in and made a part of this Supplemental Indenture. The Series B Debentures shall be in an aggregate principal amount of $275,000,000 (except for Series B Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series B Debentures pursuant to Sections 304, 305, 306, 906 or 1207 of the Indenture). The Series B Debentures may have notations, legends or endorsements required by law, stock exchange rule, or agreements to which the Company is subject. Each Series B Debenture shall be dated the date of its authentication. The Series B Debentures shall be in denominations of $1,000 and integral multiples thereof.

    The terms and provisions contained in the Series B Debentures shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

    The Series B Debentures will be issued in permanent global form, substantially in the form of EXHIBIT A hereto. Such global Series B Debentures shall be registered in the name of the U.S. Depositary for such global Series B Debentures or the nominee of such U.S. Depositary and shall be delivered by the Trustee to such U.S. Depositary or pursuant to such U.S. Depositary's instructions. So long as the U.S. Depositary or its nominee is the registered owner of such global Series B Debentures it will be deemed the sole owner and holder of such global Series B Debentures for all purposes under the Indenture, hereunder and under such global Series B Debentures. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made by the U.S. Depositary on account of any beneficial interest in such global Series B Debentures. Such global Series B Debentures shall represent such of the outstanding Series B Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Series B Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Series B Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and repurchases. Any endorsement of a global Series B Debenture to reflect the amount of any increase or decrease in the principal amount of outstanding Series B Debentures represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 305 of the Indenture. The Depository Trust Company shall be the initial U.S. Depositary with respect to the Series B Debentures.

    A global Series B Debenture is exchangeable for certificated Series B Debentures of the same series and bearing interest at the same rate pursuant to the same formula, having the same date of issuance, redemption provisions, repayment provisions, stated maturity and other terms and of differing authorized denominations aggregating a like amount if (x) The Depository Trust
Company notifies the Company that it is unwilling or unable to continue as the U.S. Depositary for such global Series B Debenture or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (y) the Company in its sole discretion determines that such global Series B Debenture shall be exchangeable for certificated Series B Debentures. Such certificated Series B Debentures shall be registered in the names of the owners of the beneficial interests in such global Series B Debenture as provided by The Depository Trust Company's relevant participants (as identified by The Depository Trust Company).

    The provisions of this Section 2 supersede the provisions of Section 205 of the Indenture (other than the second paragraph thereof), which provisions shall not apply to the Series B Debentures.

    SECTION 3. The Series B Debentures shall be subject to the defeasance provisions of Sections 1402 and 1403 of the Indenture. The Series B Debentures shall not be entitled to any sinking fund, and Article Thirteen of the Indenture shall not apply to the Series B Debentures.

    SECTION 4. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    SECTION 5. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

    SECTION 6. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 7. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

    SECTION 8. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Series B Debentures any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

    SECTION 9. This Supplemental Indenture and each Series B Debenture shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each Series B Debenture shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

    SECTION 10. All terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

    SECTION 11. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

    SECTION 12. The recitals contained herein and in the Series B Debentures, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee make no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Series B Debentures and shall not be accountable for the use or application by the Company of the Series B Debentures or the proceeds thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first written above.

                        STONE CONTAINER CORPORATION


                             By:__________________________
                             Name:________________________
                             Title:_______________________



                        THE BANK OF NEW YORK


                             By:__________________________
                             Name:________________________
                             Title:_______________________

                                      EXHIBIT A
                             FORM OF SERIES B DEBENTURES

                             (FACE OF SERIES B DEBENTURE)

         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A U.S. DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR A U.S. DEPOSITARY OR BY A NOMINEEE OF THE COMMON DEPOSITARY OR A NOMINEE OF THE U.S. DEPOSITARY AS THE CASE MAY BE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             STONE CONTAINER CORPORATION

           SERIES B 10 3/4% SENIOR SUBORDINATED DEBENTURE DUE APRIL 1, 2002

                               CUSIP NUMBER 861589 AT 6

No. __________                                                 $ __________

         STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of ________________________ Dollars on April 1, 2002, and to pay interest thereon from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 1997, at the rate of 10 3/4% per annum plus additional interest hereon as provided in the Supplemental Interest Certificate attached hereto at the rate per annum specified therein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in dollars; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                             STONE CONTAINER CORPORATION


                             By______________________________________



                             [CORPORATE SEAL]


                             Attest:__________________________________





TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Dated:  May __, 1997

This is one of the Securities of the
series designated therein referred
to in the within-mentioned Indenture


THE BANK OF NEW YORK, as Trustee


By: ____________________________________

                           (REVERSE OF SERIES B DEBENTURE)

                             STONE CONTAINER CORPORATION

           10 3/4% SERIES B SENIOR SUBORDINATED DEBENTURE DUE APRIL 1, 2002

         This Security, including the attached Supplemental Interest Certificate, is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1992, as supplemented by a First Supplemental Indenture dated as of May __, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $275,000,000.

         The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days' notice by first class mail, at any time on or after the date hereof, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

         If redeemed during the 12-month period beginning April 1 of the years indicated,

                                                Redemption
                          YEAR                    Price
                          ----                  ----------

                          1997 ................  105.3750%
                          1998 ................  102.6875%
                          1999 and thereafter..  100.0000%

together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Security is a general unsecured obligation of the Company and will (i) be subordinate in right of payment to all existing and future Senior Indebtedness of the Company and (ii) be senior in right of payment to all existing and future Junior Subordinated Indebtedness of the Company, as described in the Indenture.

         In the event that the Company's Net Worth is below $500 million at the end of any two consecutive fiscal quarters (the last day of the second such fiscal quarter, the "Failure Date"), then (i) the interest rate on the Securities of this series shall be reset as of the first day of the second following fiscal quarter (the "Reset Date") to a rate per annum (the "Reset Rate") equal to the greater of (x) 12 1/4% (the aggregate of 10 3/4% plus 1 1/2% represented by the Supplemental Interest Certificate attached hereto) or (y) the sum of 500 basis points and the highest of the Two Year Treasury Rate, the Seven Year Treasury Rate or the Ten Year Treasury Rate,
(ii) on the first interest payment date following the Reset Date, the interest rate on the Securities of this series shall increase by 50 basis points and
(iii) the interest rate on the Securities of this series shall further increase by an additional 50 basis points on each succeeding interest payment date. Notwithstanding clauses (i), (ii) and (iii) above, in no event shall the interest rate on the Securities of this series at any time exceed 14 1/4%.
If the Company's Net Worth equals or exceeds $500 million as of the last day of any fiscal quarter subsequent to the Failure Date, then the interest rate on the Securities of this series shall return to 12 1/4% as of the first day of the second following fiscal quarter.

         The Indenture also provides that upon the occurrence of a Change in Control, subject to the satisfaction of certain substantial conditions precedent set forth in the Indenture, each Holder shall have the right-to require the Company to purchase such Holder's Securities at a price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of such purchase.

         This Security is subject to defeasance as described in the Indenture.

         The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its capital stock, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT FORM

    To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
        (insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:____________________        Your Signature _____________________________
                                                (Sign exactly as your name
                                                 appears on the other side
                                                 of this Security)

Signature Guaranty:____________________________________________________________

                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                          OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 1011 ("Change in Control Offer") of the Indenture, check the applicable box:

/ /    in whole                   / /   in part

                                  amount to be purchased: $__________

Dated:____________________        Your Signature _____________________________
                                       (Sign exactly as your name appears on
                                       the other side of this Security)

Signature Guaranty:___________________________________________________________
                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Social Security Number or Taxpayer Identification
Number: _________________________________________









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

                             STONE CONTAINER CORPORATION

                          SUPPLEMENTAL INTEREST CERTIFICATE
 (RELATING TO SERIES B 10 3/4% SENIOR SUBORDINATED DEBENTURE DUE APRIL 1, 2002)

No. __________

         STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay interest on the principal amount evidenced by the attached Series B 10-3/4% Senior Subordinated Debenture due April 1, 2002 (the "Series B Debenture") from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 1997, at the rate of 1 1/2% per annum in addition to the 10 3/4% interest rate borne by such Series B Debenture, until the principal of such Series B Debenture is paid or made available for payment. The interest so payable will be paid in accordance with the terms of such Series B Debenture and the related Indenture dated as of March 15, 1992, as supplemented by a First Supplemental Indenture dated as of May ___, 1997, between the Company and The Bank of New York, as Trustee.

         This Supplemental Interest Certificate is not separable from the Series B Debenture to which it is attached and may not be separately transferred.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this ______ day of May, 1997.

                             STONE CONTAINER CORPORATION


                             By ______________________________________________



                             [CORPORATE SEAL]


                             Attest:__________________________________________









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